STUART M. FRIED, CPA

















                                   LENED, INC.

                             REPORT TO STOCKHOLDERS

                              FINANCIAL STATEMENTS

                                 MARCH 31, 1999

                                                            STUART M. FRIED, CPA



                                   LENED, INC.
                             REPORT TO STOCKHOLDERS
                              FINANCIAL STATEMENTS
                                TABLE OF CONTENTS
                                 MARCH 31, 1999






                                                                       PAGE
                                                                       ----

INDEPENDENT AUDITOR'S REPORT                                              1

STATEMENTS OF ASSETS, LIABILITIES AND
CAPITAL SECURITIES                                                        2

STATEMENTS OF OPERATIONS, UNDISTRIBUTED NET
INCOME (LOSS)                                                             3

STATEMENTS OF CHANGES IN NET ASSETS                                       4

STATEMENTS OF CASH FLOWS                                                  5

NOTES TO FINANCIAL STATEMENTS                                          6-13

                        [LETTERHEAD OF STUART M. FRIED]




                               ACCOUNTANTS' REPORT
                               -------------------


To the Board of Directors and
Stockholders of Lened, Inc.
New York, New York

We have reviewed the accompanying statement of assets, liabilities and capital securities of Lened, Inc. (A New Jersey corporation) as of March 31, 1999, and the related statements of operations, undistributed net income (loss) and statements of changes in net assets and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information in these financial statements is the representation of Lened, Inc. The statement of assets, liabilities and capital securities as of March 31, 1999 has been derived from and does not include all of the disclosures contained in the financial statements for the year ended September 30, 1998. Those financial statements were audited by us in our report thereon, dated November 7, 1998, and which expressed an unqualified opinion on them.

A review of interim financial information consists principally of obtaining an understanding of the system for the preparation of interim financial information, applying analytical review procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an examination in accordance with generally accepted auditing standards (which will be performed for the full year), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the statement of assets, liabilities and capital securities as of March 31, 1999 and the related statements of operations, undistributed net income (loss) and net unrealized gain (loss) on investments and cash flows for the six months ended March 31, 1999 for them to be in conformity with generally accepted accounting principles.



                                                      /s/ STUART M. FRIED, CPA
                                                          STUART M. FRIED, CPA

W. Caldwell, New Jersey
May 21, 1999

                                                            STUART M. FRIED, CPA



                                   LENED, INC.
                        STATEMENTS OF ASSETS, LIABILITIES
                             AND CAPITAL SECURITIES


                                     ASSETS
                                     ------
                                                       6 MONTHS      YEAR ENDED
                                                     ENDED 3/31/99     9/30/98
                                                     -------------   ----------

 INVESTMENT IN MUNICIPAL BONDS, with accrued
 interest - at fair market value
 (amortized cost $1,731,100 and
 $1,753,206) (Note 1)                                  $1,800,316   $1,835,554
Cash                                                        4,946            0
Investment in Vista New York Tax-Free
 Money Market Fund (2.67% avg. Interest rate)              18,613       43,563
Prepaid expenses                                              649        1,296
                                                       ----------   ----------

                                                       $1,824,524   $1,880,413
                                                       ==========   ==========

                       LIABILITIES AND CAPITAL SECURITIES
                       ----------------------------------
LIABILITIES:
    Dividends payable                                  $        0   $   79,211
    Other current liabilities                               9,178        6,937
                                                       ----------   ----------

                                                            9,178       86,148
                                                       ----------   ----------

NET ASSETS APPLICABLE TO OUTSTANDING CAPITAL SHARES:

CAPITAL SHARES
    Common stock, no par value, 25,200 shares
     authorized, 18,960 issued and outstanding         $   22,500   $   22,500
    Paid in capital                                        14,732      144,732
    Retained earnings                                   1,570,581    1,569,895
    Undistributed net income (loss)                        33,671          685
    Unrealized appreciation of investments                 43,862       56,453
                                                       ----------   ----------
Total stockholders' equity (equivalent to
$95.75 per share at 3/31/99 and $94.63
per share at 9/30/98)                                   1,815,346    1,794,265
                                                       ----------   ----------

                                                       $1,824,524   $1,880,413
                                                       ==========   ==========


The accompanying notes are an integral part of these financial statements.

                                                            STUART M. FRIED, CPA



                                   LENED, INC.
                            STATEMENTS OF OPERATIONS,
                         UNDISTRIBUTED NET INCOME (LOSS)



                                                      6 MONTHS     YEAR ENDED
                                                   ENDED 3/31/1999   9/30/98
                                                   --------------- ----------
INVESTMENT INCOME:

  INCOME
   Interest income on tax free municipals               $43,893     $89,599
   Dividend income - tax free                               308       1,413
                                                        -------     -------

                                                         44,201      91,012
                                                        -------     -------


  EXPENSES:
    Custodial fees (Note 4)                                 913       2,081
    Audit fees                                            1,200       2,400
    Legal fees                                            2,625       5,755
    Taxes other than income taxes                           250         250
    Office expense                                        5,027       8,613
    Insurance                                               648       1,300
    Filing fees                                             125           0
                                                        -------     -------

                                                         10,788      20,399
                                                        -------     -------

INVESTMENT INCOME                                        33,413      70,613

Net realized gain (loss) from investment transactions       317       9,398
                                                        -------     -------

INVESTMENT INCOME BEFORE FEDERAL
 INCOME TAX                                              33,730      80,011
Less:  Federal income taxes                                  59         115
                                                        -------     -------

NET INVESTMENT INCOME                                    33,671      79,896

Less: Dividends paid                                          0      79,211
                                                        -------     -------

UNDISTRIBUTED NET INCOME (LOSS)                         $33,671     $   685
                                                        =======     =======




UNREALIZED APPRECIATION OF INVESTMENTS                  $43,862     $56,453
                                                        =======     =======



The accompanying notes are an integral part of these financial statements.

                                                            STUART M. FRIED, CPA





                                   LENED, INC.
                       STATEMENTS OF CHANGES IN NET ASSETS



                                                       6 MONTHS      YEAR ENDED
                                                     ENDED 3/31/99     9/30/98
                                                     -------------   ----------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
    Investment income - net                           $    33,354   $    70,498
    Net realized gain (loss) on investments                   317         9,398
    Change in unrealized appreciation (depreciation)      (12,590)       13,583
                                                      -----------   -----------


NET INCREASE IN NET ASSETS RESULTING
FROM OPERATIONS                                            21,081        93,479

DISTRIBUTION TO SHAREHOLDERS FROM
NET INVESTMENT INCOME                                           0        79,211
                                                      -----------   -----------

TOTAL INCREASE (DECREASE)                                  21,081        14,268

NET ASSETS BEGINNING OF PERIOD                          1,794,265     1,779,997
                                                      -----------   -----------

NET ASSETS END OF PERIOD (Including
Undistributed Net Income of $33,671 and
$685, respectively)                                   $ 1,815,346   $ 1,794,265
                                                      ===========   ===========



DIVIDENDS PER SHARE                                   $         0   $      4.17
                                                      ===========   ===========









The accompanying notes are an integral part of these financial statements.

                                                            STUART M. FRIED, CPA




                                   LENED, INC.
                             STATEMENT OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH




                                                          6 MONTHS    YEAR ENDED
                                                        ENDED 3/31/99   9/30/98
                                                        ------------- ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                               $ 33,671    $ 79,896
  Adjustments to reconcile net income to net
  cash provided by operating activities:
     Changes in assets and liabilities:
       (Increase) Decrease in municipal bonds with
         accrued interest at fair market value               35,238      29,758
       (Increase) Decrease in Vista New York
         Tax Free Money Market Fund                          24,950     (37,848)
        (Increase) Decrease in prepaid expenses                 647           1
       Increase (Decrease) in other current liabilities       2,242      (6,336)
       Realized (gain) loss from investment transactions
        included in net income                                 (317)     (9,398)
                                                           --------    --------

NET CASH PROVIDED BY OPERATING ACTIVITIES                    96,431      56,073
                                                           --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase (Decrease) in unrealized appreciation
   of investments                                           (12,591)     13,583
Realized gain (loss) from investment transactions               317       9,398
                                                           --------    --------

NET CASH (USED) PROVIDED BY INVESTING
ACTIVITIES                                                  (12,274)     22,981
                                                           --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                            (79,211)    (79,669)
                                                           --------    --------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                             4,946        (615)


CASH - BEGINNING OF YEAR                                          0         615
                                                           --------    --------

CASH - END OF YEAR                                         $  4,946    $      0
                                                           ========    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the year for:
     Income taxes                                          $    250    $    250




The accompanying notes are an integral part of these financial statements.

                                                            STUART M. FRIED, CPA




                                   LENED, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999






NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Lened, Inc. was incorporated in New Jersey on January 31, 1957. Lened, Inc. commenced operations as an investment company investing at least 50% of the value of its total assets, determined at the close of each quarter of its taxable year, in tax-exempt state and local obligations, may distribute, as a tax-exempt dividend, to its shareholders an amount equal to the interest earned on such tax-exempt obligations, provided it designates such dividends as tax-exempt interest dividends. It is the Company's intention to invest substantially all of its assets, except such amounts as it may carry in demand deposits, in such tax-exempt obligations and to distribute all of its net income, including any net short-term capital gains, to its shareholders.

The Company is registered under the Investment Company Act of 1940, as amended, as a diversified, closed-end investment company.

The following is a summary of significant accounting policies followed by the Company in the preparation of its financial statements:

       (a) Investments are valued by the Custodian. These values may not necessarily be bids or actual last sale prices, but are estimates of the fair value of the investment securities, based upon prevailing interest rates, applicable bond ratings and other factors influencing the markets in which the investments are purchased and sold.

       (b) It is the policy of the Company to continue to qualify as a regulated investment company if such qualifications are in the best interests of its shareholders, by complying with the provisions available under the Internal Revenue Code, and to make distributions of taxable income sufficient to relieve it from all, or substantially all, Federal income taxes. Therefore, unless the Company has capital gains or interest on Treasury Bills, no federal tax provision is required.

                                                            STUART M. FRIED, CPA


                                   LENED, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999


        (c) Realized gains and losses on investments are computed on the basis of the identified cost of the specific securities sold.

        (d) Securities transactions are recorded on the date the securities are purchased or sold (the trade date). Interest income (net of premium or discount amortization) is recorded as earned.

        (e) Unrealized Appreciation (Depreciation) of Investments is stated as the difference between amortized cost and fair market value.
                     At March 31, 1999
                        Unrealized Appreciation of Bonds totaled    $ 44,369
                        Unrealized Depreciation of Bonds totaled         507
                                                                    --------
                        Net Unrealized Appreciation of Investments  $ 43,862
                                                                    ========

NOTE 2 - PURCHASES, SALES AND REDEMPTIONS OF SECURITIES

Securities exclusive of Vista New York Tax Free Money Market Fund purchased by the Company amounted to $74,250 for the six months ended March 31, 1999 and $502,150 for the year ended September 30, 1998. Sales of securities exclusive of Vista New York Tax Free Money Market Fund amounted to $95,400 for the six months ended March 31, 1999 and $548,606 for the year ended September 30, 1998.

NOTE 3 - DISTRIBUTIONS

The Company distributed income of $0 ($0 per share) and $79,211 ($4.17 per share) for the six months ended March 31, 1999 and the year ended September 30, 1998 in the form of dividends.

NOTE 4 - CUSTODIAL FEES

Pursuant to an agreement with the custodian, the custodial fee is based on the number of bond coupons redeemed based on an annual charge of $1.25 per $1,000 of the first $500,000, $.75 per $1,000 of the next $500,000 face value of bonds and $.50 per $1,000 face value above $1,000,000. A charge of $15 is made for each security transaction.

During the six months ended March 31, 1999 and the year ended September 30, 1998, the Company was charged an aggregate of $913 and $2,081respectively.

NOTE 5 - REMUNERATION

The Company's policy is not to pay, and for the periods reported did not pay, remuneration to either officers or directors.

                                                            STUART M. FRIED, CPA



                                   LENED, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999


NOTE 6 - CAPITAL PER SHARE AND RELATED INFORMATION

Selected data for a share of capital stock outstanding throughout the period:

                                          6 MONTHS       YEAR ENDED
                                        ENDED 3/31/99      9/30/98
                                        -------------    ----------

Investment income                        $      2.33     $      4.80
Operating expenses                               .57            1.08
                                         -----------     -----------

INVESTMENT INCOME BEFORE FEDERAL                1.76            3.72
 INCOME TAX

FEDERAL INCOME TAX                                 0               0
                                         -----------     -----------

INVESTMENT INCOME - NET                         1.76            3.72

Dividends to shareholders                          0            4.18
                                         -----------     -----------

                                                1.76            (.46)

Realized and unrealized gain (loss)
 on investments - net                            (64)           1.21
                                         -----------     -----------

CHANGE IN NET VALUE                             1.12             .75

NET ASSET VALUE:
  Beginning of period                          94.63           93.88
                                         -----------     -----------

  End of period                          $     95.75     $     94.63
                                         ===========     ===========

Ratio of operating expenses to
 average net assets                             .006            .011%

Ratio of investment income net to
 average net assets                             .024%           .050%

Portfolio turnover                               4.1%           27.7%

Number of shares outstanding at end
 of period                                    18,960          18,960

                                                            STUART M. FRIED, CPA



                                   LENED, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999






NOTE 7 - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS

                                                       Principal            Amortized         Fair Market*
Name and Title of Issuer                                 Amount                Cost               Value
------------------------                               ---------            ---------         ------------
Akron N Y Cent Sch Dist G/O
DD 09/01/95  5.4% Due 6/1/01                            $  50,000            $ 50,857          $ 52,887

Akron N Y Cent Sch Dist G/O
DD 09/01/95  5.4% Due 6/1/02 (FSA)                         45,000              45,927            48,129

Chicago Cnty Minn Hsg & Redev Auth
DD 12/01/97  4.7%  Due 02/01/08
Call MSF OID Lease Rev                                     80,000              80,507            81,931

Clayton Cnty GA Hsg
Auth, Multifa
DD 07/01/97  4.55%  Due 07/01/02
Pointe Clear Apts Proj                                     50,000              50,000            51,163

Dade Cnty Fla Res Recovery FAC
DD 09/01/96  5.0% Due 10/01/03
REF (AMBAC) Rev                                            90,000              89,663            96,111

District  Columbia G/O
DD 05/01/93  5.625% Due 6/1/02
Ref-A OID                                                  50,000              50,111            52,970

District  Columbia
DD 06/01/93  6.0%  Due 06/01/09
Call Unrefunded Bal-E-Capmac-ITC                           50,000              51,357            55,365

District Columbia G/O
DD 05/01/93 5.625% Due 6/1/02
Ref- Ser A (FSA- CR)                                       90,000              91,520            96,265


                                      -9-

                                                            STUART M. FRIED, CPA




                                   LENED, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999



                                                       Principal            Amortized         Fair Market*
Name and Title of Issuer                                 Amount                Cost               Value
------------------------                               ---------            ---------         ------------

Fenton Mo Pub Auth Leasehold Rev
DD 12/15/97  4.750% Due 01/01/07
OID                                                        80,000              79,742            82,084

Grand Folks N D Health Care Sys DD
06/01/97 5.5% Due 08/15/07
Altru Health Sys Oblig Group                               80,000               83,542            86,885

Greenville Hosp Sys S C Hosp Fac
DD 03/01/96 4.9% Due 05/01/03
Ser B                                                      95,000               95,002            99,959

Harris Co Tx - Post of Houston
DD 10/01/98  4%  Due 10/01/06                              75,000               74,278            75,307

Iowa Student Ln Liquidity Corp.
DD 02/15/91  6.6%  Due 12/01/00
Student Ln Rev Ser C  Ambac                                90,000               91,695            96,100

Los Angeles Cnty Calif Pub Wksfi
DD 08/01/93  4.6%  Due 03/01/02
Ref-Cap Construction                                      100,000               99,024           103,237

Manatee Cnty Fla Hsg Fin Auth Rev
DD 06/01/85  9.125%  Due 06/01/16
Callable Sgl Fam Series A FGIC                              5,000                5,047             5,161

Maryland St Cmnty Dev Admin Dept.
DD 06/01/97  4.6% Due 1/01/03
Hsg-Ser A                                                  30,000               30,000            30,737

Mississippi Dev Bk Spl Oblig
DD 11/01/97  4.8%  Due 11/01/08
Call Desoto Cnty Convention Ctr                            30,000               30,000            31,536


                                      -10-

                                                            STUART M. FRIED, CPA





                                   LENED, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999




                                                       Principal            Amortized         Fair Market*
Name and Title of Issuer                                 Amount                Cost               Value
------------------------                               ---------            ---------         ------------

Nebraska Invt Fin Auth Sing/Famil
DD 09/01/97  5.0%  Due 9/01/07
Ser D                                                      50,000               49,998             51,729

Nebraska Pub Pwr Dist Rev
DD 03/01/93 4.5% Due 1/1/00
Ref-Pwr Supply Sys-Ser B                                   70,000               69,588             71,464

New Jersey Economic Dev Auth Rev
DD 06/01/94  5.4% Due 2/1/06
Call Peddie Sch Proj-Ser A                               60,000                 60,664             63,737

New York City G/O
DD 06/11/98  4.5%  Due 05/15/05
Series I                                                 25,000                 25,000             25,768

New York St Dorm Auth Revs
DD 07/01/98  4.375%  Due 07/01/05
Ser 2 OID                                                60,000                 60,000             60,881

New York St Hsg Fin Agy
DD 01/01/71  6.5%  Due 11/01/99
Call Non Profit Hsg                                      25,000                 24,970             26,156

New York St Environmental Facs
DD 07/15/89  7.5%  Due  10/01/12
Call Huntington Proj-Ser A Amt                           50,000                 50,000             53,740




                                      -11-

                                                            STUART M. FRIED, CPA





                                   LENED, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999





                                                       Principal            Amortized         Fair Market*
Name and Title of Issuer                                 Amount                Cost               Value
------------------------                               ---------            ---------         ------------

Pennsylvania St Tpk Comm Rev
DD 08/01/92  5.7%  Due 12/01/06
Call OID Ser  (FGIC)                                     25,000                 26,099             27,413

Philadelphia PA Auth For Indl
DD 01/01/98  4.750%  Due 06/15/06
Call Franklin Institute PJ                               80,000                 80,000             81,390

Pierce County Wash Swr
DD 07/01/93 5.2% DUE 02/01/05
Call Ref & Impt OID                                      25,000                 25,533             26,073

Sarasota Cnty Fla Util Sys Rev
DD 01/01/93  5.7%  Due 10/01/05
Call Ref FGIC OID                                        15,000                 15,740             16,509

Sedalia Mo Hosp Rev
DD 07/01/97  4.6%  Due 03/01/03
Call Bothwell Regl Health Ctr                            50,000                 50,000             51,274

South Brunswick Twp NJ
DD 08/01/93  5.0%  Due 08/01/06
Call Ref G/O OID                                         20,000                 20,238             21,161



                                      -12-

                                                            STUART M. FRIED, CPA




                                  LENED, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999





                                                       Principal            Amortized         Fair Market*
Name and Title of Issuer                                 Amount                Cost               Value
------------------------                               ---------            ---------         ------------

Trinity Riv Auth Tx Big Bear
DD 02/15/96  4.5%  Due 02/01/03
Ref-Wastewtr Sys Contract MBIA                            75,000                75,000             77,194
                                                      ----------            ----------         ----------


TOTAL INVESTMENT - 100.02%                            $1,720,000            $1,731,100          1,800,316
                                                      ==========            ==========

OTHER ASSETS LESS LIABILITIES - (.02%)                                                             15,030
                                                                                               ----------

NET ASSETS - 100%                                                                              $1,815,346
                                                                                               ==========

NET ASSET VALUE PER SHARE                                                                      $    95.75
                                                                                               ==========

OUTSTANDING SHARES AT MARCH 31, 1999                                                               18,960
                                                                                               ==========


 *  Includes accrued interest

For period ending (a) Mar. 31, 1999
File number (c) 811-03273



     This report is signed on behalf of the registrant (or depositor or trustees) in the City of New York and State of New York on 26th day of May 1999.




                                        LENED, INC.
                                        -----------------------------------
                                        (Name of registrant, depositor, or
                                        trustee)



Witness /s/ Harriet Harkavy             By: /s/ Joseph Flusfeder
        -------------------------          --------------------------------
        Harriet Harkavy, Esq.               Mr. Joseph Flusfeder, Secretary
          (Name and Title)                  (Name and title of person signing
                                            on behalf of registrant,
                                            depositor, or trustee)